No. 00252056
   ..........

                                                    STATE of MISSOURI
SEAL                                    JAMES C. KIRKPATRICK, Secretary of State

                                                   Corporation Division


                         Certificate of Incorporation

WHEREAS, duplicate originals of Articles of Incorporation
                                                         ......................

                        ATWOOD CONVENTIONT PUBLISHING, INC.
 ................................................................................

have been received and filed in the office of the Secretary of State, which Articles, in all respects,

comply with the requirements of The General and Business Corporation Law:

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by llaw, do hreby certify and delcare..................

                      ATWOOD CONVENTION PUBLISHING, INC.
 ................................................................................

a body corporate, duly organized this day and that it is entitled to all rights and privilegess granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is ............................................

                   3261 Gillham Plaza, Kasas City, MO. 64109
 ................................................................................

that its period of eistence is                                          ; and
                               ........................................
that the amount of its Authorizd Shares is
                                          .....................................

 ................................................................................

                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and affixed the GREAT SEAL
                                        of the State of Missouri, at thee City
                                        of Jefferson, this 11th day of May
                                        ..........., 1983.
                                                       --

                                        ........................................
                                                             Secretary of State
SEAL


RECEIVED OF: ATWOOD COVENTION PUBLISHING, INC.
            ....................................................................

    Fifty-three dollars andd no/100 ------------------          $ 53.00
 ...................................................... Dollars,.................

For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

No. 00252056
    .........

               State of Missouri... Office of Secretary of State
[SEAL]             JAMES C. KIRKPATRICK, Secretary of State



                           Articles of Incorporation
                 (To be submitted in duplicate by an attorney)


HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO 65101

  The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:



                                  ARTICLE ONE

  The name of the corporation is:   Atwood Convention Publishing, Inc.
                                 --------------------------------------------



                                  ARTICLE TWO

  The address, including street and number, if any, of the corporation's initial registered office in this state is:
                                    ----
  3261 Gillham Plaza, Kansas City, Missouri  64109
-----------------------------------------------------------------------------

and the name of its initial agent at such address is:   George S. Murray III
                                             --------------------------------

-----------------------------------------------------------------------------



                                 ARTICLE THREE

  The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

        30,000 shares of common stock

        $1.00 per share of common stock

  The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

        None

                                 ARTICLE FOUR


  The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

        None





                                 ARTICLE FIVE

  The name and place of residence of each incorporator is as follows:

Name                            Street                          City

George S. Murray III      3261 Gillham Plaza      Kansas City, Missouri  64109




                                  ARTICLE SIX
            (Designate which and complete the applicable paragraph)

X The number of directors to constitute the first board of directors is three.
                                                                        -----
Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

or
        The number of directors to constitute the board of directors is ________. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named).



                                 ARTICLE SEVEN
The duration of the corporation is perpetual.

                                 ARTICLE EIGHT

The corporation is formed for the following purposes:









        IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 4th day of May 1983.
     ---
                                                        George S. Murray III
                                                        ------------------------
                                                        George S. Murray III
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

STATE OF  MISSOURI
        ----------------------
COUNTY OF JACKSON              ss.
         ---------------------

        I,        Charlene Mathis                          , a notary public,
           ------------------------------------------------
do hereby certify that on the 4th day of May 1983, personally appeared
                              ---        ---   --
before me, George S. Murray III (and    N/A                          ,) who
           --------------------     ---------------------------------
being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.



                                                   Charlene Mathis
                                                   ----------------------------
                                                         Notary Public


My commission expires     11-30             1985
                     -----------------------  --



                                                     FILED AND CERTIFICATE OF
                                                        INCORPORATION ISSUED
                                                           MAY 11, 1993


                                                     \s\  James Kirkpatrick
                                                     ----------------------
                                                          James Kirkpatrick

                                 ARTICLE EIGHT
                                 -------------

     (a) To buy, purchase, lease, rent, or otherwise acquire, own, hold, use, operate and sell, lease, mortgage or otherwise deal in and turn to account real estate and any and all interests or assets in or appertaining thereto, also any and all buildings, structures, or improvements constituting part of or situated on or useful in lawfully permitted to acquire, own, hold, operate, develop, explore, prospect and to obtain the fructum thereof and therefrom and to deal in rent, lease, mortgage, divide, partition, or otherwise improve, use, and dispose of lands, leaseholds, buildings, structures and improvements (and any and all interests, tangible or intangible, in lands, real estate and leaseholds); and to erect, construct, manage, operate, improve, decorate, and otherwise deal with buildings, structures and improvements situated or to be situated on any such land, real estate or leasehold; and in general to carry on the business of a real estate compony in any lawful manner without limitation as to description, location or amount.

     (b) To purchase or otherwise acquire, hold, own, improve, develop, sell, mortgage, pledge, and otherwise deal in and with real and personal property of every kind and description in the United States of America, and in any territory, colony, dependence, or district thereof, and in any foreign country or countries to the extent that the same may be lawfully permissible.

     (c) To buy, sell, import, export, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, mortgage, pledge, distribute, and otherwise deal in either at wholesale or retail, or both, either as principal agent or on commission, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment, and all other personal property, whether tangible or intangible, of everY kind and description.

     (d) To apply for, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, enjoy, introduce, sell, assign, mortgage, pledge, or otherwise dispose of:

                1. Any and all inventions, devices, and processes, and any improvements and modifications thereof.

                2. Any and all letters patent of the United States or of any other country, state, or locality, and all rights connected therewith or appertaining thereto.

                3. Any and all copyrights granted by the United States or of any other country, state, or locality as aforesaid.

                4. Any and all trademarks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States or of any country, state, or locality as aforesaid; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

     (e) To enter into any lawful conduct or contracts with persons, firms, corporations, governments or any agencies or subdivisions thereof, including guaranteeing the obligations of any person, firm or corporation.

     (f) To purchase and acquire, as a going concern or otherwise, and to carry on, maintain, and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate, or persons whosoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its objects or purposes; and to acquire, own, hold, and use and dispose of upon such terms as may seem advisable to the corporation any and all property, real, personal or mixed, and any interest therein deemed necessary, useful or of benefit to the corporation in any manner in connection with any of its objects or purposes.

     (g) To invest and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription, or otherwise, and to invest in, to hold for investment or for any other purpose, and to deal in and use, sell, pledge or otherwise dispose of, and in general to deal in any interest with respect to or enter into any transaction with respect to (including "long" and "short" sales of) any stocks, bonds, notes, debentures, and other securities and obligations of any government, state, municipality, corporation, association, or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

   (h) To borrow or raise money for any purpose of the corporation and to secure the some and the interest accruing on any loan, indebtedness or obligation of the corporation, and for that or any other purpose to mortgage, pledge, hypothecate, or change all or any part of the present or hereafter acquired property, rights and franchises of the corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

   (i) To have one or more offices, to conduct its business, carry on its operations, and promote its objects within and without the State of Missouri, and in other states, the District of Columbia, and territories, colonies, dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such state, district, territory, colony, dependency, or country; and to do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, either alone or in company of others.

   (j) In general, to carry on, transact, and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

   (k) In futherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

       1.  To adopt, alter or amend the corporation's by-laws, and

       2. To set apart out of any of the money or funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

   (l) To manufacture or otherwise produce, purchase or otherwise acquire, sell, let, and deal in goods, wares, and merchandise, and personal property of every description in which a corporation may acquire, hold, rent, lease, dispose of and deal.

   (m) To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire, construct and deal in real and personal property of every nature and name, including stocks and securities of other corporations, and to loan money and take securities for the payment of all sums due the corporation, and to sell, assign and release such securities.

   (n) The corporation shall further be authorized to act for itself or as agent or correspondent for others, to deal in mortgages, commercial paper, and other securities in connection with real estate or any other lawful business, to manage estates and properties, and to conduct a general real estate and rental business, including the buying, selling, leasing, improving, construction, and dealing in land, tenements, residences, apartments, buildings and every other form of realty lawfully available, including the sale of insurance, furniture fixtures, and any and all items of personalty which might be conceivably installed and/or used in the construction and/or operation of a real estate business.

    (o) The corporation shall further be authorized to construct and build a retail shopping center; to thereafter operate such shopping center and lease space to others therein; and do all other things necessary in the operation of a retail shopping center.

    (p) the corporation shall be further authorized to construct, build and operate an industrial park and/or to lease space therein to others and to do all things necessary in the construction and operation of an industrial park.

    (q) The corporation shall be further authorized to engage in the sale at all levels of food, liquor, recreational facilities and services, including sales and operation at retail and/or wholesale levels and also including the manufacturing and preparation of such articles, and shall be further authorized to engage in franchise operations, covering any and all facets of any lawful business in which this corporation shall be entitled to engage.

    (r) The corporation shall be further authorized to purchase, manufacture, and sell points and all sundry items connected therewith, or in any way pertaining thereto; and all other matters and things necessary for the prosecution of such business, including the purchase, holding and sale of machinery, inventory, fixtures and real estate.

   (s) The corporation shall be further authorized to engage in the publishing of newspapers, flyers, advertising and letters for conventions on a national scale.



                                            FILED AND CERTIFICATE OF
                                            INCORPORATION ISSUED


                                            MAY 11, 1983

                                            /s/